UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2026

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment No. 1”) to the Company’s Current Report on Form 8-K, filed on June 25, 2026 (the “Original Report”), to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, on June 24, 2026, Alberto Capriles notified the Company of his plan to retire as Senior Executive Vice President and Chief Risk Officer of the Company and its subsidiary, Amerant Bank, N.A. (the “Bank”) effective on the appointment date of his successor.

On July 21, 2026, the Company and its subsidiary, Amerant Bank, N.A. (the “Bank”), appointed Yecimar Tirado Camacho, who had been serving as Senior Vice President and Head of Internal Audit of the Company and the Bank, as Executive Vice President and Chief Risk Officer of the Company and the Bank, effective July 22, 2026 (the “Transition Date”).

Prior to her appointment as Chief Risk Officer, Mrs. Tirado served as EVP and Head of Internal Audit of the Company and the Bank since July 2023, where she was responsible for leading the internal audit function, overseeing audit coverage across key risk disciplines, managing regulatory engagement and validation activities, and reporting to the Audit Committee regarding risk trends, control effectiveness, remediation efforts, and organizational risk culture. Before joining Amerant, Mrs. Tirado served as Vice President and Head of Internal Audit at Oportun from 2019 to 2023, where she led the internal audit function and provided oversight of audit coverage across technology, operational, compliance, legal, strategic, fraud, and credit risk areas. Previously, she held senior internal audit leadership positions with First Horizon National Corporation/Capital Bank and Capital Bank Corp., including serving as Internal Audit Director. Earlier in her career, Mrs. Tirado held audit and fraud investigation roles with Ocean Bank, General Motors, and Doral Financial Corporation. Mrs. Tirado is a Certified Public Accountant and an Attorney admitted to the Florida Bar, and holds a Juris Doctor degree and a B.B.A. in Accounting from the University of Puerto Rico.

As previously announced, Alberto Capriles, who had been serving as Senior Executive Vice President and Chief Risk Officer of the Company and the Bank, retired from the Chief Risk Officer position as of the Transition Date. Following the Transition Date, Mr. Capriles will continue to be employed by the Company and the Bank through December 31, 2026 (the “Termination Date”) as Senior Risk Advisor to, among other things, assist with the transition of the Chief Risk Officer function (the “Transition Period”). At the end of the Transition Period, Mr. Capriles’ employment with the Company and the Bank will terminate. During the Transition Period, Mr. Capriles will continue to receive his current base salary and remain eligible to receive short-term variable compensation for 2026 at a target annual cash incentive opportunity equal to 60% of his base salary, subject to the achievement of applicable Company and individual performance goals. Mr. Capriles’ equity awards outstanding as of the Termination Date will vest in accordance with the terms of the applicable award agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2026	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary